EXHIBIT 10.16

STEIN MART, INC.

2018 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(KEY EMPLOYEES)

This document (the “Award Agreement”) is made and entered into as of the date set forth on the signature page hereof (the “Grant Date”) by and between STEIN MART, INC., a Florida corporation (“Company”), and the Participant whose signature is set forth on the signature page hereof (the “Participant”). This Award Agreement is subject to the Stein Mart, Inc. 2018 Omnibus Incentive Plan, effective January 1, 2018 (the “Plan”), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Award Agreement.

1.    Restricted Stock Unit Grant. Subject to the terms and conditions set forth herein, and the Participant’s execution of this Award Agreement, the Company hereby grants to the Participant the number of Restricted Stock Units set forth on the signature page hereof. Each Restricted Stock Unit represents the right to receive one share of Common Stock on the applicable vesting date.

2.    Grant and Vesting.

(a) Except as otherwise provided in this Award Agreement, provided that the Participant remains employed by the Company on such date, the Restricted Stock Units subject to this Award Agreement shall vest in accordance with the following schedule (the “Service Condition”):

Grant Date Anniversary	Restricted Stock Unit Vesting

1st Anniversary	One Third (1/3rd)

2nd Anniversary	One Third (1/3rd)

3rd Anniversary	One Third (1/3rd)

(b) The Plan provides for the treatment of Restricted Stock Units if your employment with the Company or one of its Affiliates (as defined in the Plan) terminates for any reason. Please refer to the Plan for more information.

3.    Nontransferability of Restricted Stock Units. The Restricted Stock Units are not transferable other than by will or by the laws of descent and distribution.

4.    No Rights as a Stockholder; Dividend Equivalents. The Participant shall have no rights as a holder of the shares of Common Stock underlying the Restricted Stock Units subject to this Award Agreement until and unless and to the extent the Restricted Stock Units vest as provided above; provided, however, that each Restricted Stock Unit shall be credited with Dividend Equivalents, to be distributed in accordance with the Plan, without interest thereon. If any Restricted Stock Unit is forfeited, the Participant shall have no right to Dividend Equivalents with respect to such Restricted Stock Unit.

5.    Tax Withholding.

(a)    It shall be a condition of the award of the Restricted Stock Units provided herein that the Participant, and the Participant hereby acknowledges and agrees, shall pay to the Company upon its demand such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state or local income, employment or other taxes incurred by reason of the Award provided herein or upon the settlement of the Restricted Stock Units. The Company has the right to withhold any such taxes from any compensation paid to a Participant Participant to the extent permitted by Section 409A of the Code. The amount that will be due from the Participant, if any, will be determined at the time the risk of forfeiture is removed and settlement occurs.

(b)    The Participant may elect to have the Company withhold that number of shares of Common Stock otherwise deliverable to the Participant upon the settlement of the Restricted Stock Units or to deliver to the Company a number of shares of Common Stock registered in the name of the Participant, in each case having a Fair Market Value on the Tax Date (as defined in the Plan) equal to the maximum individual statutory rate in the Participant’s jurisdiction for taxes required to be withheld as a result of the settlement of the Restricted Stock Units. The election must be made in writing and must be delivered to the Company prior to the Tax Date of the Restricted Stock Units. If the number of shares of Common Stock so determined shall include a fractional Share, the Participant shall deliver cash in lieu of such fractional Share. All elections shall be made in a form approved by the Committee and shall be subject to disapproval, in whole or in part, by the Committee (or the Board of Directors of the Company) in its sole discretion. As used herein, Tax Date means the date on which the Participant must include in his or her gross income for federal income tax purposes the Fair Market Value of the Common Stock received in settlement of the Restricted Stock Units.

(c)    The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Award Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Award Agreement under the Code, which may exceed the amount withheld by the Company.

7.    Shareholder Approval. The Plan will be submitted for approval by the Company’s shareholders prior to the first anniversary of adoption of the Plan by the Company. If such approval is not obtained by such anniversary, this Award Agreement shall be cancelled and become null and void, and the Participant shall have no rights hereunder.

8.    Powers of Company Not Affected. The existence of the Restricted Stock Units shall not affect in any way the right or power of the Company or its shareholders to make or authorize any combinations, subdivision or reclassification of the shares of Common Stock or any reorganization, merger, consolidation, business combination, exchange of shares of Common Stock, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Restricted Stock Units or the rights thereof or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9.     Interpretation by Committee. The Participant agrees that any dispute or disagreement which may arise in connection with this Award Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Award Agreement or the Plan and any determination made by the Committee under this Award Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Participants awarded Restricted Stock Units. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

10.    Compliance with Law. The issuance and/or transfer of the shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Award Agreement unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or any state securities commission or to list the shares of Common Stock on any stock exchange to effect such compliance.

11.     Miscellaneous.

(a)    This Award Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed therein between residents thereof.

(b)    This Award Agreement may not be amended or modified except by the written consent of the parties hereto.

(c)    The captions of this Award Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Award Agreement.

(d)    Any notice, filing or delivery hereunder or with respect to the Award of Restricted Stock Units shall be given to the Participant at either his usual work location or his home address as indicated in the records of the Company and shall be given to the Committee or the Company at 1200 Riverplace Boulevard, Jacksonville, Florida 32207, Attention Corporate Secretary. All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

(e)    This Award Agreement shall be binding upon and inure to the benefit of the

Company and its successors and assigns and shall be binding upon and inure to the personal benefit of the Participant, any beneficiary and the personal representative(s) and heirs of the Participant.

(f)    The Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

(g)    The grant of Restricted Stock Units is exceptional, discretionary, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past.

(h)    All decisions with respect to future restricted stock unit or other grants, if any, will be at the sole discretion of the Company.

(i)    The Restricted Stock Unit grant and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company or any Affiliate and shall not interfere with the ability of the Company or any Affiliate, as applicable, to terminate your employment or service relationship (if any).

(j)    You are voluntarily participating in the Plan.

(k)    The Restricted Stock Units and any shares of Common Stock acquired under the Plan and the income from and value of same, are not part of normal or expected compensation for any purpose, including without limitation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, or end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments, unless otherwise determined by the Company, in its sole discretion.

(l)    By entering into this Award Agreement, you agree to be bound by the terms of the Company’s Clawback Policy (as defined in the Plan).

(m)    This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Agreement transmitted by facsimile transmission, by electronic mail or by any other electronic means will have the same effect as physical delivery of the paper document bearing an original signature.

(n)    The Participant hereby acknowledges receipt of a copy of the Plan and this Award Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Award Agreement.

IN WITNESS WHEREOF, the Company and the Participant have executed this Award Agreement as of the date first written above.

STEIN MART, INC.

By:

Its:

PARTICIPANT

By:

No. of Restricted Stock Units:

Grant Date:

[Signature Page to Stein Mart, Inc. Award Agreement]